Metropolitan Series Fund

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint John L. Chilton, David C. Mahaffey, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, and any Assistant Secretary and the other officers of Metropolitan Series Fund (the “Fund”), and each of them singly, our true and lawful attorneys and agents, with full power to them and each of them to sign, for us, and in each of our names and in the capacities indicated below, any and all registration statements on Form N-14 applicable to the Fund and any amendments or supplements thereto relating to the reorganization of each Acquired Portfolio into the corresponding Acquiring Portfolio, as set forth below, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, granting unto said attorney and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as we might or could do in person, with full power of substitution and revocation; and we do hereby ratify and confirm all that said attorneys and agents may lawfully do or cause to be done by virtue of this power of attorney.

Acquired Portfolio	Acquiring Portfolio

American Funds® International Portfolio	Baillie Gifford International Stock Portfolio

FI Value Leaders Portfolio	MFS® Value Portfolio

Lazard Mid Cap Portfolio (to be renamed MLA Mid Cap Portfolio)	Neuberger Berman Genesis Portfolio

Met/Franklin Mutual Shares Portfolio	MFS® Value Portfolio

Jennison Large Cap Equity Portfolio	Jennison Growth Portfolio

RCM Technology Portfolio	T. Rowe Price Large Cap Growth Portfolio

Turner Mid Cap Growth Portfolio	BlackRock Aggressive Growth Portfolio (to be renamed Frontier Mid Cap Growth Portfolio)

/s/ Elizabeth M. Forget Elizabeth M. Forget,	/s/ Stephen M. Alderman Stephen M. Alderman,	/s/ Robert J. Boulware Robert J. Boulware,
Trustee and President	Trustee	Trustee

Signed: November 13, 2012	Signed: November 13, 2012	Signed: November 13, 2012

/s/ Daniel A. Doyle	/s/ Susan C. Gause	/s/ Nancy Hawthorne
Daniel A. Doyle,	Susan C. Gause,	Nancy Hawthorne,
Trustee	Trustee	Trustee

Signed: November 13, 2012	Signed: November 13, 2012	Signed: November 13, 2012

/s/ Keith M. Schappert	/s/ Linda B. Strumpf	/s/ Dawn M. Vroegop
Keith M. Schappert,	Linda B. Strumpf,	Dawn M. Vroegop,
Trustee	Trustee	Trustee

Signed: November 13, 2012	Signed: November 13, 2012	Signed: November 13, 2012